Exhibit 10.59

Lease Contract

(5F)

Shanghai Guilin Industrial Co., Ltd.
Lease Contract

Contract No.: GK-024

Lessor: Shanghai Guilin Industrial Co., Ltd. (hereinafter referred to as Party A)

Statutory address: No. 31, Yangjiaqiao, South Hongcao Road, Xuhui District, Shanghai

Legal representative: Yu Mingfang Post: Board Chairman Tel.: 64361083

Lessee: Cellular Biomedicine Group (Shanghai) Ltd (hereinafter referred to as Party B)

Statutory address: 5F, 1# Building, No. 333, Guiping Road, Xuhui District, Shanghai

Legal representative: Liu Bizuo Post: CEO Tel.: 54069990

Party A and Party B hereby enter into this contract concerning the matter that Party B rents a house that can be legally rented out by Party A (hereinafter referred to as the leased property) according to stipulations set out in relevant laws and regulations such as Contract Law of the People’s Republic of China and House Lease Rules of Shanghai Municipality and based on the principles of honesty, creditability and mutual benefit.

I. Location, Area, Facilities and Usage of Leased Property

(1)
Location: 5F, 1# Building, No. 333, Guiping Road, Xuhui District, Shanghai

(2)
Area: Area specified in the signed contract is 1,190m2.

(3)
Facilities: Relevant supporting facilities (detailed in handover list).

(4)
Usage: Party B rents the leased property for purposes of office and R&D (in line with planning document verified and approved by the government)

II. Lease Term, Date of Handover and Renewal of Lease

(1) A 2+2 model is adopted to determine lease term of this contract. To be specific, the lease term starts from December 1, 2016 and ends on November 30, 2017. The rent for the third year shall be negotiated and determined by the parties separately. After the contract is due, Party B enjoys the priority of rental right under same conditions.

(2) Party A and Party B hands over the property according to status quo of leased property and sign letter of confirmation of handover. The date of handover is  . In case that Party B fails to sign the letter of confirmation of handover at that point, it will be deemed that Party A and Party B confirms it according to status quo of leased property (except delay of delivery of leased property due to Party A’s reason). (3) Party B shall return leased property as scheduled upon expiry of term of this contract or legal termination of this contract. In case that Party B renews the lease upon expiry of contract term, Party B shall apply to Party A for renewal of lease in writing 90 days before date of expiry of contract term. In case that the area of leased property rented by Party B exceeds 3,000m2, Party B shall submit a written application for renewal of lease to Party A 180 days before date of expiry of contract term (Party B enjoys the priority of rental right under same conditions).

Party A shall reply to Party B in case that Party A agrees on Party B’s application for renewal of lease in writing within 30 days since the date when Party B submits the written application. In case that Party A agrees on Party B’s application for renewal of lease, the parties shall reach negotiated consensus and resign the lease contract within 30 days; in case that the parties cannot reach negotiated consensus or sign a lease renewal contract within 30 days, Party A will have the right to take back the leased property upon expiry of lease term.

III. Rent, Deposit and Property Management Fee and Payment Method (1) Rent and Deposit

1. Principles for payment of rent and deposit: Payment first and use later; “payment of three months of rent and deposit of one month of rent”.

(1) The parties to this contract take every three natural months as a settlement period of rent; Party B shall pay the rent for the first period within 10 working days since the date when this contract takes effect. Later, Party B shall pay rent incurred during settlement period within 3 working days after receiving effective rent invoice from Party A.

(2) While paying 3 months of rent in the first period, Party B shall simultaneously pay lease deposit of RMB 123,066 Yuan; the lease deposit paid by Party B is deemed as performance bond; upon termination of leasehold relationship and after Party B returns the leased property, Party A finishes handover, and Party A settles all expenses and matters including water bill, electric charge and communication fee as well as cancelation or change of this leased property as residence (if any). Party A shall return deposit collected (including balance of deposit obtained after deduction of expenses not paid by Party B as scheduled including rent, water bill, electric charge and other relevant expenses) to Party B free of interest within 10 working days.

(3) During lease term, Party B shall not use lease deposit to deduct rent, property management fee and other expenses of this leased property.

(4) Party A will issue relevant receipt after Party B pays lease deposit. In case that the rent is floated up during lease term, the lease deposit will be increased simultaneously. Party B shall supplement amount of lease deposit calculated according to the amount floated up within current month since the date when the rent is floated up.

2. Rent Standard and Payment Method

(1) The rent is calculated as 4.1 Yuan/m2/day according to area specified in signed contract. The monthly rent amounts to RMB 148,403 Yuan, the annual rent amounts to RMB 1,780,836 Yuan (in words: RMB One Million Seven Hundred and Eight Thousand Eight Hundred and Thirty-Six Yuan) and the monthly rent amounts to RMB 445,209 Yuan.

(2) Payment method of rent: Party B shall pay off rent in current period (three months in total) before the 10th day of the first month in each period. The payment shall be made in a similar manner since the second period until expiry of contract term and termination of contract. The rent is settled using bank remittance and check; in case that Party B delays the paying of rent, Party B shall pay overdue fine which shall be calculated as 0.05% of total amount of rent delayed for each delayed day;

(3) Property Management Fee and Payment Method

1. Paying and receiving of expenses such as property management fee are agreed in a property management contract signed by Party B with a property company designated by Party A.

2. In case that certain problem occurs to Party B and the property company designated by Party A during performing of property management contract, Party A shall coordinate, supervise and mediate.

IV. Rights and Obligations of Party A and Party B

(1) Rights and Obligations of Party A

1. Party A guarantees to own right of rental over the leased property, ensures that the leased property can be normally and safely used by Party B during lease term, and guarantees not to interview with Party B’s normal operating activities.

2. Party A shall offer assistance for Party B to handle various licenses and other relevant formalities needed for business operation as well as provide relevant materials (in line with those held by Party A).

3. When Party A changes the right holder of leased property due to sales, transfer and other reasons during lease term, Party A shall guarantee that Party B’s right to use this leased property sustains and Party A will assist Party B in properly handling relevant formalities.

4. Party A enjoys the right to collect expenses from Party B as agreed including rent, water bill, electric charge and communication fee. In case that Party B fails to pay relevant expenses in full amount as scheduled, Party A will have the right to calculate and collect 0.05% of owed amount as overdue fine for each delayed day.

5. Other rights and obligations that shall be enjoyed or performed by Party A as agreed herein and stipulated in laws and regulations.

(2) Rights and Obligations of Party B

1. Party B guarantees to legally use leased property, legally conduct business, and timely pay various operation and management expenses incurred to the leased property according to law and contract or pursuant to relevant policies.

2. Party B shall not sublease or transfer the leased property (unless otherwise approved by Party A in writing ahead of time), change subject of use agreed by the parties, or use any asset in the property as mortgage and warranty. Party B shall ensure that no right of a third party exists in fitment and decoration property of the leased property.

3. Reconstruction or decoration conducted by Party B within scope of property of Party A shall comply with stipulations set out in laws, regulations and policies and obey supervision from relevant government department; Party B’s decoration scheme shall be approved by Party A in writing ahead of time.

4. Party B is obliged to conduct daily repair and care of leased property. Party B shall guarantee a tidy environment in the leased place and comply with relevant requirements for security and fire protection; Party A is responsible for repairing natural structural damage and natural damages of exterior wall and roof in the leased property under this contract, while Party B is responsible for repairing other parts of leased property as well as any parts reconstructed or decorated by Party B.

5. Other rights and obligations that shall be enjoyed or performed by Party B as agreed herein and stipulated in laws and regulations.

V. Return of Leased Property

(1) Upon cancelation or termination of this contract, Party B shall take charge of recovering this leased property to its original shape (except reasonable wear and tear) of standard of leased property handed over as specified in letter of confirmation of delivery agreed herein. After this leased property is returned to Party A and passes Party A’s acceptance, Party B may handle formalities for throwing of a lease. Otherwise, Party A has the right to recover the leased property to its original shape on behalf of Party A and deduct relevant expenses from lease deposit. In case of insufficiency, Party A has the right to demand compensation from Party B.

(2) In case that Party B hopes not to recover the leased property into its original shape and returns the leased property with decoration and auxiliary facilities added or reconstructed by Party B retained, Party B shall submit a written application to Party A 30 days before date of expiry of contract term. In case that Party A agrees that Party B is not required to recover the leased property to its original shape, upholstering, fitment and decoration formed with Party B’s investment shall be handed over to Party A free of charge. Except assets Party A exercises lien over, in case that Party B’s movable property is not moved out within 10 working days upon expiry of contract term of the parties or termination of contract according to law, Party B agrees that Party A will own such property free of charge. Further, Party B shall provide Party A with complete drawings, fire protection acceptance certificate, quality warranty and instructions to use concerning all decoration and auxiliary facilities left over in the property.

(3) In case that Party B fails to pay off relevant expenses when returning the leased property upon cancelation or termination of this contract and certain economic losses are caused to Party A due to Party B’s reason, Party A will have the right to deduct relevant amount from lease deposit and return the remaining amount to Party B free of interest. In case of insufficiency, Party A will have the right to demand compensation from Party B.

(4) In case that Party B once used this leased property as a registered address upon cancelation or termination of this contract, Party B shall finish the handling of registered place change formalities before cancelation or termination of this contract. In case that Party B still fails to finish the handling of change formalities within 15 working days after cancelation or termination of this contract, the lease deposit will not be returned unless otherwise Party A approves Party B to retain the registered place after the parties reach negotiated consensus ahead of time.

(5) Except that Party A approves Party B to renew the lease and a lease renewal contract is signed, Party B shall return this leased property within 5 working days since the date when lease term of this contract expires or the date when this contract is canceled ahead of time regardless of the reason. In case that Party B delays the return of this leased property without Party A’s consent, Party B shall pay 2 times of daily rent to Party A as use fee of this leased property during period of occupation for each delayed day. In case that Party B cancels this contract ahead of times, the cash deposit will not be returned.

(6) Party B agrees that Party A will have the right to enter this leased property by informing Party B in writing 5 working days ahead of time in case that Party B fails to perform the obligations of recovering the property to its original shape and returning this leased property with a delay of 5 working days. In the meantime, it will be deemed that Party B automatically waives ownership or use right of decoration, facilities and equipment in this leased property as well as other articles not demolished or moved away, including equipment and articles deemed as belonging to Party B (no matter if they belong to Party B or a third party). In this case, Party A has the right to handle the matter itself. In case that legitimate rights and interests of a third party are involved, Party B shall take charge of making compensation to this third party. Further, Party B shall undertake expenses paid by Party A for Party B to recover the leased property into its original shape. When Party A enters this leased property, it will be deemed that Party B returns the leased property to Party A.

VI. Special Agreements Reached by the Parties

(1) The parties agree that Party B shall register its company in this leased property within 90 days after the date when this contract comes into force; in case that the enterprise taxation settlement registered by Party B in the leased property is within the scope of Huajing Town, Xuhui District and it reaches the requirement of annual taxation contribution as per unit of leased area (specifically shown in the appendix) but fails to reach the requirement of annual local taxation contribution, Party A will have the right to increase the collection of an amount not lower than 10% of rent based on the rent of the next year; in case that Party B reaches annual taxation requirement, Party A may coordinate the application for preferential financial support from the government for Party B.

(2) The parties agree that the lease invoice under this contract is issued by Party A under this contract. The payment shall be transferred to a bank account issued by Party A.

(3) Party B shall handle property within the leased property and other necessary insurance within effective term of this contract; in case that Party B fails to handle insurance and consequently responsibility for loss or risk of property used arises, the user shall take responsibility for such consequences.

(4) Party A provides Party B with electrical utilization demand with 120KVA as upper limit. Party B shall pay relevant electrical utilization expenses corresponding to electrical utilization limit as well as calculate electricity price and pay electrical utilization expense according to relevant rules of property management company of the building. As for extra electrical utilization demand, Party B shall submit relevant application to Party A for approval before use of electricity. In this case, Party B shall pay each capacity expansion expense.

(5) Party A installs independent water meter and electricity meter for Party B’ water and power utilization interfaces are connected to floor. In case that measures such as temporary power shutdown and suspension of water supply are taken during peak of water and power utilization or without advance notice from relevant department to influence Party B’s use of the leased property, Party A will not take relevant responsibility.

(6) Charged management is implemented for all parking spaces of Party A (detailed in property management agreement).

(7) In case that Party B needs to erect advertising signs in the building where the leased property is located, Party A’s written consent shall be obtained and Party B shall complete relevant approval application formalities and submit them to Party A for filing according to relevant provisions of government.

(8) When performing this contract, Party A and Party B must sign a fire protection and work safety operation liability agreement. Specific rights and obligations of this agreement are formulated separately.

VII. Conditions for Cancelation of Contract

(1) Party A and Party B agree to deem any of the following conditions as force majeure factors within lease term. At this point, this contract ends naturally and the parties will not take responsibility for each other. However, Party A shall provide relevant documents and timely inform Party B:

1.
The land use right of this leased property within scope of occupation is legally taken back by government.

2.
This leased property is legally expropriated due to social public interests.

3.
This leased property is legally listed in permitted scope of demolition and relocation due to urban construction demand.

4.
Party A and Party B agree that it will be deemed as force majeure in case that the parties encounter with serious natural disasters such as earthquake, fire and typhoon as well as act of government to influence performing of this contract and consequently lead to failure of the parties to realize contract purpose.

(2) Party A and Party B agree that a party may unilaterally inform the other party to cancel this contract in writing and hold the breaching party responsible for assuming liabilities for breach of contract according to law under any of the following circumstances:

1.
Party A fails to deliver this leased property as scheduled and still fails to do so within 10 working days after Party B demands.

2.
This leased property does not comply with agreements reached herein when Party A delivers the property to result in Party B’s failure to legally used the leased property, or the leased property delivered by Party A endangers Party B’s safe use of the property.

3.
Party B changes the service usage of the leased property without authorization.

4.
The main structure of the leased property is damaged due to Party B’s reason.

5.
Party B subleases or transfers property rights of this leased property without authorization.

6.
Party B delays the paying of rent for 30 accumulated days.

7. Party B fails to completely perform obligations stipulated in (1) of Article VI of this contract.

VIII. Liabilities for Breach of Contract

(1) In case that either party under this contract fails to perform its obligations according to this contract, it will be deemed as a breaching behavior. The breaching party shall assume civil responsibilities according to this contract as well as relevant laws and regulations; the party violating the contract shall pay 2 times of monthly rent to the other party as liquidated damages; in case that the liquidated damages paid by the breaching party are not enough to deduct the losses therefore caused to the observant party, the breaching party shall also compensate the balance between actual losses caused to the observant party and the liquidated damages.

(2) In case that Party A fails to deliver the leased property as scheduled not due to Party B’s reason (except that Party A delays the delivery of leased property after the parties reach negotiated consensus), this contract will end naturally and Party B will have the right to hold Party A responsible for assuming liabilities for breach of contract. Amount of liquidated damages shall be same as the amount of deposit payable by Party B.

(3) In case that Party B fails to pay the deposit as scheduled according to stipulations set out in Article 3 of this contract not due to Party A’s reason (except that Party B delays the paying of deposit after the parties reach negotiated consensus), this contract will end naturally and Party A will have the right to hold Party B responsible for assuming liabilities for breach of contract. Amount of liquidated damages shall be same as the amount of deposit payable by Party B.

(4) Party B hereby confirms that Party A will have the right to stop all services of leased property in case that Party B delays the paying of rent, property management fee and other relevant expenses during lease term and Party B still delays the paying of such expenses within 10 working days after Party A demands in writing. Furthermore, Party B shall assume all consequences therefore incurred and Party A will not take any responsibility.

IX. Settlement of Disputes

(1) Contents not clarified in this contract or disputes arising between the parties shall be settled through amicable negotiation.

(2) In case that the parties still fail to reach an agreement or work out a solution after a party puts forward written opinion or solution to the other party, either party may handle the matter according to law.

X. Supplementary Provisions

(1)
In case that it is required to change this contract, Party A and Party B shall reach negotiated consensus. Contents not clarified or matters not mentioned herein may be specified in a supplementary contract separately signed in case that it is necessary for the performing of this contract; contents recognized by the parties in writing including supplementary contracts, correspondences and fax existing between the parties are all effective constituent parts of this contract.

(2)
Addresses or main business sites and telephone numbers of Party A and Party B specified in this contract are effective mailing addresses; in case of change of address or main business site and telephone number, the changing party shall inform the other party within one week since the date when such change takes place; in case that the changing party fails to inform, the legal effect of contents of correspondences or fax of the other party will not be affected.

(3)
In case that taxes are generated due to this contract, Party A and Party B shall pay such taxes respectively according to law. In case that it is required to file and register this contract, Party A and Party B shall handle such formalities in relevant authority. That whether the parties handle filing and registration formalities does not affect legal effect of this contract.

(4)
The parties raise no objection to area specified in the signed contract.

(5)
This contract comes into force since the date when Party A, Party B and witness joint sign their names and stamp seals.

(6)
This contract is made in five copies. Party A and Party B shall hold two copies and the witness shall hold one copy respectively.

(The text of this page contains 10 page. The reminder of this page is the contract signing page without text.)

Party A: Shanghai Guilin Industrial Co., Ltd.

Shanghai Guilin Industrial Co., Ltd. Special Seal for Contract (seal) Authorized representative:

Legal representative:

Party B: Cellular Biomedicine Group (Shanghai) Ltd

Cellular Biomedicine Group (Shanghai) Ltd Special Seal for Contract (seal)
Authorized representative:

Witness: Shanghai Longhua Warehousing Company

Shanghai Longhua Warehousing Company (seal)

Date of contract signing: November 16, 2016

Appendixes:
1.
One copy for each of Party B’s business licenses and certificates (including tax registration certificate and special license) as well as ID card of legal representative of Party B;

2.
One copy of attached diagram of tale of position and area of leased property;

3.
List of handover of leased property of the parties as well as facilities and equipment;

4.
One copy of taxpaying record of Party B in recent year (except newly established company);

5.
One property management contract;

6.
One fire protection and work safety operation liability agreement; 7. One table of agreement on annual taxation contribution as per square meter; 8. Others: